UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 18, 2016, HZNP Limited (“Purchaser”), an indirect wholly-owned subsidiary of Horizon Pharma plc (“Horizon”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Boehringer Ingelheim International GmbH (“BI”), pursuant to which, among other things, Purchaser agreed to acquire from BI (i) its exclusive license rights from Genentech, Inc. relating to interferon gamma-1b (marketed as IMUKIN, IMUKINE, IMMUKIN and/or IMMUKINE by BI) in a territory defined as the entire world other than U.S., Canada and Japan, and (ii) BI’s marketing authorizations, trademarks and inventory of interferon gamma-1b, for €25 million (€5 million of which was paid upon signing the Purchase Agreement) plus a per unit price for all acquired inventory in cash. Under the Purchase Agreement, Horizon and BI are obligated to enter into a global supply agreement for interferon gamma-1b (including ACTIMMUNE) with terms substantially consistent with Horizon’s existing agreement with BI for the supply of ACTIMMUNE.

The acquisition is subject to the satisfaction of customary closing conditions, including receipt of regulatory approval for the transfer of marketing authorizations. Horizon anticipates that the acquisition will close by the end of 2016. In advance of the closing, Horizon expects to immediately begin investing in manufacturing, supply chain, regulatory and commercial activities for interferon gamma-1b, and as a result it is expected that operating expenses in 2016 will be incrementally higher than prior estimates.

On May 19, 2016, Horizon issued a press release announcing the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 19, 2016.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of the rights to IMUKIN and the timing thereof, the potential entry into a global supply agreement between Horizon and BI, expected activities and related expenses prior to closing the transaction, and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Horizon’s ability to complete the transaction on the proposed terms and schedule, including whether the closing conditions are satisfied; risks associated with negotiating and executing a global supply agreement, such as the risk that the proposed terms will be unfavorable to Horizon, risks associated with acquisitions, such as the risk that completing the acquisition may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; as well as other risks related to Horizon’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings with the United States Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this Current Report and Horizon undertakes no obligation to update or revise these statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated May 19, 2016.